EXHIBIT 21.1

SUBSIDIARIES

Alliente, Inc.

Alliente Limited (UK)

Alliente Ireland Limited

Ariba Argentina S.R.L.

Ariba Australia Pty Ltd.

Ariba Belgium N.V.

Ariba (China) Limited (Hong Kong)

Ariba Czech s.r.o. (Czech Republic)

Ariba Deutschland GmbH (Germany)

Ariba France, SAS

Ariba Holdings, Inc. (Cayman Islands)

Ariba Iberia, S.L. (Spain)

Ariba India Pvt. Ltd.

Ariba International Inc. (Delaware)

Ariba International Singapore Pte. Ltd.

Ariba Korea, Ltd.

Ariba Latin America, Inc. (Delaware)

Ariba Singapore Pte. Ltd.

Ariba Slovak Republic s.r.o.

Ariba Switzerland GmbH

Ariba Technologies India Private Limited

Ariba Technologies Ireland Limited

Ariba Technologies Netherlands B.V.

Ariba UK Limited

FreeMarkets GmbH (Germany)

FreeMarkets GmbH (Switzerland)

FreeMarkets International Holding Inc. de Mexico, de S. de R. L. de C. V. (Mexico)

FreeMarkets International Holdings, Inc. (Delaware)

FreeMarkets Investment Company, Inc. (Delaware)

FreeMarkets, Ltd. (UK)

FreeMarkets Ltda. (Brazil)

FreeMarkets s.a./n.v. (Belgium)

FreeMarkets S.r.L. (Italy)

Goodex Iberia (Spain)

Nihon Ariba KK (Ariba Japan)

Nihon Ariba U.K. (Free Markets Japan)

Softface, Inc.

SupplierMarket.com, Inc.

Surplus Record, Inc. (Delaware)

TradingDynamics, Inc.

Tradex Technologies, Inc.